UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2006

BOSTON SCIENTIFIC CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11083	04-2695240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Boston Scientific Place, Natick, Massachusetts		01760-1537
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (508) 650-8000

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

On April 24, 2006, following the closing of Boston Scientific Corporation’s acquisition of Guidant Corporation, the Board of Directors of Boston Scientific elected Kristina M. Johnson, Ph.D and Nancy-Ann DeParle to the Board of Directors of Boston Scientific.  Dr. Johnson will serve on Boston Scientific’s Executive Compensation and Human Resources Committee and Finance and Strategic Investment Committee.  Ms. DeParle will serve on Boston Scientific’s Audit Committee and Compliance and Quality Committee.

Dr. Johnson is the Dean of the Pratt School of Engineering at Duke University.  Boston Scientific conducts business in the ordinary course with the medical center and other healthcare facilities at Duke University.

Ms. DeParle is a Senior Advisor to JP Morgan Partners, LLC, the private equity division of JP Morgan Chase & Co.  JP Morgan Securities Inc., an indirect wholly owned subsidiary of JP Morgan Chase & Co., acted as a financial advisor to Guidant in connection with Boston Scientific’s acquisition of Guidant and as a financial advisor to Boston Scientific in connection with several of its credit facilities and public debt offerings.  During 2005, Boston Scientific made payments of approximately $1.5 million to JP Morgan Securities, Inc.  In March 2005, JP Morgan announced that JP Morgan Partners, LLC, will become independent from its parent company when it completes the investment of its current fund.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Lawrence J. Knopf
Name:	Lawrence J. Knopf
Title:	Vice President and Assistant General Counsel

Dated:             April 26, 2006